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                                                                       EXHIBIT 5


                             GIBSON, DUNN & CRUTCHER
                                 Jamboree Center
                                  4 Park Plaza
                          Irvine, California 92614-8557
                                 (949) 451-3800
                            Facsimile: (949) 451-4220


                                  July 30, 1999



(714) 451-3800                                                     C 18945-00002


Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA  92660-3095

         Re: Registration Statement on Form S-8 for 1999 Employee Stock Purchase
             Plan and 1999 Non-Qualified Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, to register under the Securities Act of 1933, as amended (the "Act"), 1,500,000 shares of the common stock of Conexant Systems, Inc. (the "Company"), par value $1.00 per share (the "Common Stock"), available to be issued pursuant to awards granted under the Company's 1999 Employee Stock Purchase Plan and 200,000 shares of the Company's Common Stock available to be issued pursuant to awards granted under the Company's 1999 Non-Qualified Employee Stock Purchase Plan (collectively, the "Plans").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plans, the Company's Certificate of Incorporation and Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plans



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Conexant Systems, Inc.
July 30, 1999
Page 2


and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate under the circumstances. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is our opinion that the Common Stock, when issued, delivered and paid for pursuant to and in accordance with the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,


                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 -------------------------------
                                                     GIBSON, DUNN & CRUTCHER LLP


TDM/MAH